Exhibit 4.8

[***] CERTAIN INFORMATION CONTAINED IN THIS DOCUMENT MARKED BY BRACKETS HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 OF THE SECURITIES AND EXCHANGE ACT OF 1934 AS AMENDED.

FIRST AMENDMENT

INTERNET PHOTO SERVICES AGREEMENT

THIS AMENDMENT AGREEMENT is made as of the 16th day of February, 2011 by and between COSTCO WHOLESALE CORPORATION, a company having an office at 999 Lake Drive, Issaquah, Washington 98027 (“Costco”) and PNI DIGITAL MEDIA INC., (formerly PhotoChannel Networks Inc.) a corporation incorporated under the laws of the Province of British Columbia (“PNI”).

WHEREAS, Costco and PNI entered into an Internet Photo Services Agreement effective April 29, 2008 (“Original Agreement”); and

WHEREAS, Costco and PNI now wish to amend certain provisions of the Original Agreement,

NOW THEREFORE, in consideration of the premises, the mutual covenants contained in the Agreement, and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties agree as follows:

1.	Amendment. The parties hereby amend the Original Agreement as set forth below, and following mutual execution by the parties of this Agreement, the Original Agreement and this Agreement shall merge and constitute the complete agreement of the parties.

2.	Definitions. Except as expressly amended herein, capitalized terms in this Agreement shall have the same meaning as in the Original Agreement. Section 1.12 of the Original Agreement is hereby deleted and superseded in its entirety by the following:

“1.12 “Term” means the period ending on June 4, 2016, subject to Sections 17 and 18. Costco may extend the Term for additional one-year periods (each such period, a “Renewal Term”) if written notice is provided by Costco at least ninety (90) days prior to the end of the Term or the then current Renewal Term (the Term and any and all Renewal Terms, as the case may be, are collectively referred to herein as the “Term”).”

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3.	Replacement of Schedule F. The attachment to the Original Agreement called “Schedule F Payment to PhotoChannel” is hereby replaced and superseded in its entirety with the attached “Schedule F Payment to PNI Digital Media Inc.”

4.	Addition of Schedule G. The attached “Schedule G Annual Development Cycle” is hereby added to the Original Agreement.

5.	No Other Changes. Except as expressly amended by the Agreement, the terms of the Original Agreement shall remain in full force and effect.

6.	Counterparts. This Agreement may be executed by facsimile or other electronic transmission in two or more counterparts, all of which taken together shall constitute one legally binding agreement. The sender undertakes to deliver promptly to the recipient an original of this Agreement and attachments, as applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the first date written above.

PNI DIGITAL MEDIA, INC.		COSTCO WHOLESALE
CORPORATION

By:	/s/ Simon Bodymore	By:	/s/ Glen Hutchinson

Name:	Simon Bodymore	Name:	Glen Hutchinson

Title:	Chief Financial Officer	Title:	AGMM/Operations MGR

		By:	/s/ Jeff Cole

		Name:	Jeff Cole
		Title:	VP

		By:	/s/ Ron Damiani

		Name:	Ron Damiani
		Title:	AVP/GMM

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SCHEDULE F

PAYMENT TO PNI DIGITAL MEDIA INC.

[***]

Costco shall pay PNI [***] at the following rates:

[***]	[***]

[***]	[***]
[***]	[***]

Billing will be as the following examples:

[***]

[***]

[***] =	$ [***]
[***] =	$ [***]
[***] =	$ [***]
[***]	$ [***]

[***]

[***]

[***] =	$ [***]
[***] =	$ [***]
[***] =	$ [***]
[***]	$ [***]

[***]

[***]

[***]

Invoices will be raised [***].

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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This [***] fee entitles Costco to the following:

•	[***] storage of all member images
•	Member Support
•	Ongoing member support as per SLA
•	Phone and Web
•	Retail-Costco Photo Lab Support
•	Ongoing retail support as per SLA
•	Up to [***] Development Hours per year. (“Development Hours”)
•	These include:
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	[***]
•	General PNI Platform maintenance releases and bug fixes on production systems will not be considered counted against the Development Hours. Maintenance is considered to be background code changes for the performance of the system – not member facing feature changes.
•	[***]
•	[***]
•	[***]

Development not included within [***]

Any development requirement to the Branded Site that is requested that exceeds [***]. Additional Development Hours will be charged as Non-Recurring Engineering (NRE) at [***] for Branded Site work only.

Ongoing fees for New or Customized Project Development

Projects that fall outside of the general photo requirements [***] will be considered for an additional, ongoing maintenance and/or transaction fee.
PNI will price and evaluate these projects based on both parties’ business objectives – this will include (but not be limited to):

•	Support
•	Ongoing maintenance
•	Upgrades
•	Financial reporting and/or administration

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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A fee arrangement will be agreed upon in writing before any development on the project will be initiated. [***]

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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SCHEDULE G

ANNUAL DEVELOPMENT CYCLE

PNI and Costco will agree on a development roadmap before the end of each calendar year. There will be acceptance by both parties that the requirements for this roadmap will change and will need to be reviewed on a regular basis (i.e., quarterly or more frequently if needed) so that priorities can be defined.

The development roadmap will set out an agreed upon number of releases within the agreed development window. A complete site lockdown will be deployed annually from [***] to [***], whereby PNI will only make image changes or emergency fixes during these periods.

With the agreement of the annual development window and release schedule, PNI will advise Costco of the maximum number of development hours available for each release.

[***].

For PNI to be able to forecast efficiently, the resource requirements for each scheduled release need to be predefined and agreed with the release lockdown being adhered to by both parties

Each development cycle will allow for the following processes:

•	Requirement gathering
•	Scope and analysis
•	Effort and prioritization
•	Requirement lockdown
•	Wireframe review and sign off
•	Development
•	QA
•	Testing

Requirements will be locked down based on one of the following:

1.	The given number of hours for the release has been reached
2.	The date for all requirements to be scoped and agreed has past

Requirements gathering for each release will be initiated with a Terms of Reference document (“TOR”) created by PNI in conjunction with Costco under the following procedures:

Step 1:

•	PNI creates, in conjunction with Costco, a TOR which describes the business objective, high level concept, target market, desired features, business rules, high level development requirements (front facing development, Database, core architecture, quality assurance, etc.), creative resources and suggested release date.

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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•	The TOR is a business document not a technical document so will not include technical analysis of how the requirement will be delivered
•	The timeline required to create the TOR will be dependent on the size of the release and number of requirements but as a goal PNI will endeavor to have the initial draft TOR to Costco for review within 20 business days.
•	This TOR will then be reviewed by Costco internally for verification of the following:
1.	Requirements have been fully captured and understood by PNI
2.	Business analysis is correct (existing site functionality captured correctly)
3.	All dependencies have been listed both inside and out of PNI’s control
4.	Warehouse impact has been reviewed
5.	All potential 3rd parties are captured
6.	Initial milestones and effort estimates are reasonable
•	Costco will deliver the reviewed and signed TOR back to PNI within 10 business days of receiving it.
•	Costco and PNI will then review the completed document together, either in person or via conference call. Both parties will agree to the urgency of this review and commit to the time required to enable sign off within the 10 day period.

Step 2:

•	PNI will provide a technical response to the approved TOR
•	This SOW (Scope of Work) will contain implementation details, work-flow charts and wireframes and a target release date.
•	The timeline required to create the SOW is dependent on the size of the release and number of requirements but as a goal PNI will endeavor to have the initial draft SOW to Costco for review within 10 business days.
•	Once completed by PNI, a full technical review of the SOW is required to ensure full agreement of all deliverables. In general PNI will request that this be an onsite meeting.
•	Once the SOW has been approved and signed off by Costco the release will be locked down and development will commence.

Once the release is locked down any modification will be handled on a Change Request basis only. Changes may be a result of unknowns discovered during the technical design process (requires specific & detailed justification) and/or additional business requirements.

In general a Change Request may impact the previously agreed release date therefore PNI will need time to review against the SOW to define potential new delivery date and milestones. If, after the SOW is signed off by both parties, PNI discovers a technical issue that was missed and if this technical issue results in additional development hours being needed to overcome the issue, then those development hours will not be charged against the Costco development hour allotment.

Step 3:

•	A finalized project plan will be delivered to Costco. This will include all deliverables plus all external dependencies such as output testing, update to warehouse systems, etc.
•	A weekly review will be set up to cover off milestones and progress as well as monitoring any changes to the agreed scope that may arise during the development process.

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